                                  EXHIBIT 12.1

            STATEMENT REGARDING RATIO OF EARNINGS TO FIXED CHARGES:


                                             NINE MONTHS
                                            ENDED JUNE 30,                         FISCAL YEAR ENDED SEPTEMBER 30,
                                       -----------------------     --------------------------------------------------------------
EARNINGS:                                 1997         1996           1996         1995         1994         1993         1992
                                          ----         ----           ----         ----         ----         ----         ----
Income Before Minority Interests
  and Income Taxes                     $  808,715   $1,405,496     $1,784,555   $1,511,748   $1,168,851   $2,615,278   $2,730,062

Adjustment for Share of Net Income
  from Minority-Owned Land
  Development and Housing Partnership         ---   $ (116,000)    $   21,767   $ (236,404)  $  174,363   $  (35,000)        ----

Amortization of Interest Expense       $1,903,277   $1,066,141     $1,886,662   $  815,947   $  491,612   $  210,479   $  482,611

Interest Expense                       $   21,924   $   25,171     $   58,782   $   79,998   $   54,712   $   90,247   $  238,692
                                       -----------------------     --------------------------------------------------------------
    Total Earnings                     $2,733,916   $2,380,808     $3,751,766   $2,171,289   $1,889,538   $2,881,004   $3,451,365
                                       -----------------------     --------------------------------------------------------------
                                       -----------------------     --------------------------------------------------------------


FIXED CHARGES:

Interest Expense                       $   21,924   $   25,171     $   58,782   $   79,998   $   54,712   $   90,247   $  238,692

Interest Capitalized                   $5,371,941   $2,215,935     $3,901,554   $1,824,941   $  716,667   $  305,285   $  420,357
                                       -----------------------     --------------------------------------------------------------

    Total Fixed Charges                $5,393,865   $2,241,106     $3,960,336   $1,904,939   $  771,379   $  395,532   $  659,049
                                       -----------------------     --------------------------------------------------------------
                                       -----------------------     --------------------------------------------------------------

Ratio of Earnings to Fixed Charges         (1)         1.06            (1)         1.14           2.45         7.28         5.24
                                       -----------------------     --------------------------------------------------------------
                                       -----------------------     --------------------------------------------------------------



(1) Earnings were inadequate to cover fixed charges by approximately $209,000 for the year ended September 30, 1996 and by approximately $2,660,000 for the nine months ended June 30, 1997.



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  MODIFIED RATIO OF EARNINGS TO FIXED CHARGES ADJUSTED TO REDUCE FIXED CHARGES
BY THE AMOUNT OF INTEREST CHARGES FUNDED FROM DRAWS ON COMPANY'S LINES OF CREDIT
                     OR BY CAPITALIZING AND ADDING TO PRINCIPAL





                                          NINE MONTHS
                                          ENDED JUNE 30,                      FISCAL YEAR ENDED SEPTEMBER 30,
                                      ------------------------    --------------------------------------------------------------
EARNINGS:                                1997          1996          1996         1995          1994        1993          1992
---------                                ----          ----          ----         ----          ----        ----          ----
Income Before Minority Interests
and Income Taxes                     $   808,715  $ 1,405,496   $ 1,784,555   $ 1,511,748  $  1,168,851   $2,615,278   $2,730,062

Adjustment for Share of Net
Income from Minority-Owned
Land Development and Housing
Partnership                                   --  $  (116,000)  $    21,767   $  (236,404) $    174,363  $  (35,000)          --

Amortization of Interest Expense     $ 1,903,277  $ 1,066,141   $ 1,886,662   $   815,947  $    491,612   $  210,479    $  482,611

Interest Expense                     $    21,924  $    25,171   $    58,782   $    79,998  $     54,712   $   90,247    $  238,692
                                     -----------   ----------   -----------   -----------   -----------   ----------    ----------
     Total Earnings                  $ 2,733,916  $ 2,380,808   $ 3,751,766   $ 2,171,289  $  1,889,538   $2,881,004    $3,451,365
                                     -----------   ----------   -----------   -----------   -----------   ----------    ----------
                                     -----------   ----------   -----------   -----------   -----------   ----------    ----------

FIXED CHARGES:

Interest Charges                     $ 5,393,865  $ 2,241,106   $ 3,960,336   $ 1,904,939   $   771,379   $  395,532   $   659,049

LESS:

Interest Funded from
Draws on Various
Lines of Credit                      $(4,774,242) $(2,201,655)  $(3,674,343)  $(1,824,941)  $(  716,667)  $( 305,285)  $  (420,357)
                                     -----------    ----------    ----------   -----------    ----------   ----------    ----------
      Total Adjusted Fixed
      Charges to be Funded
      from Earnings                  $   619,623  $    39,451   $   285,993   $    79,998   $    54,712   $   90,247   $   238,692
                                     -----------    ----------    ----------   -----------    ----------   ----------    ----------
                                     -----------    ----------    ----------   -----------    ----------   ----------    ----------

Ratio of Earnings to Adjusted
Fixed Charges                               4.41        60.35         13.12         27.14         34.54        31.92         14.46
                                     -----------    ----------     ----------   ----------    ----------   ----------    ----------
                                     -----------    ----------     ----------   ----------    ----------   ----------    ----------
